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                                                                Exhibit 10.14(f)

                AMENDMENT NUMBER 6 TO LETTER AGREEMENT GCT-026/98

This Amendment Number 6 to Letter Agreement GCT-026/98, dated as of June ___, 2001 ("Amendment No. 6") relates to the Letter Agreement GCT-026/98 (the "Letter Agreement") between EMBRAER - Empresa Brasileira de Aeronautica S.A. ("Embraer") and Solitair Corp. ("Buyer") dated June 17, 1998, which concerns the Purchase Agreement GCT-025/98 (the "Purchase Agreement"), as amended from time to time (collectively referred to herein as the "Agreement"). This Amendment No. 6 is between Embraer and Buyer, collectively referred to herein as the "Parties".

This Amendment No. 6 sets forth further agreements between Embraer and Buyer [*] Firm and Option Aircraft to be acquired by Buyer.

This Amendment No. 6 constitutes an amendment and modification of the Letter Agreement. All terms defined in the Agreement and not defined herein shall have the meaning given in the Agreement when used herein, and in case of any conflict between this Amendment No. 6 and the Agreement, the terms of this Amendment No. 6 shall control.

WHEREAS, in connection with the Parties' agreements as described above, the Parties have agreed to include new agreements and conditions described in the Letter Agreement as provided below;

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Embraer and Buyer do hereby agree as follows:

1.    PROGRESS PAYMENTS

      1.1.  FIRM AIRCRAFT

      A) The progress payments for Aircraft #23 and all subsequent Firm Aircraft pursuant to Articles 4.a.2, 4.a.3 and 4.a.4 of the Purchase Agreement [*]

      B) In order to compensate [*] from the date such progress payment is due until the Actual Delivery Date for each Aircraft. To the extent that Buyer has already made progress payments in respect of Aircraft#23 to #30 in excess of the amounts required under the provisions hereof, Embraer and Buyer agree that Embraer has retroactively credited the amount of such excess in satisfaction of Buyer's obligations to provide overdue progress payments to Embraer related to Aircraft


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            #23 to 45.

      C) [*] referred to in items A and B above shall begin on January 31, 2001, for each progress payment due on or before such date.

      1.2.  OPTION AIRCRAFT

      A) Notwithstanding anything to the contrary in the Purchase Agreement, Buyer shall not be obligated to make any progress payments for an Option Aircraft until Buyer has confirmed its purchase of such Option Aircraft.

      B) The progress payments for the Option Aircraft pursuant to Articles 24.d.2, 24.d.3 and 24.d.4 of the Purchase Agreement [*] subject to Buyer's payment of interest pursuant to item B below.

      C) [*] from the date such progress payment is due until the Actual Delivery Date for each Aircraft.

      D) Items A and B shall not apply to Option Aircraft exercised by or for the benefit of any person other than Buyer.

      1.3.  GENERAL TERMS FOR INTEREST ON [*]

      A) Amounts owed by Buyer pursuant to Articles 1.1 and 1.2 [*] and shall be paid by Buyer directly to Embraer upon delivery of each Aircraft through a separate invoice to be presented by Embraer.

      B) Buyer shall not withhold or deduct any portion of [*] or, if it must do so, shall fully gross up such amounts; provided that Embraer shall cooperate reasonably with Buyer in executing any exemption forms requested by Buyer.

      1.4.  RETURN OF PROGRESS PAYMENTS

            Upon receipt of the Purchase Price for each Firm Aircraft, Embraer shall return the progress payments for such Aircraft, minus the amount of any progress payments due during the same calendar month for undelivered Firm Aircraft. Embraer shall apply this retained amount to the due progress payments.


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2.    CONVERSION OF THE OPTION AIRCRAFT

      2.1. The first paragraph of item 13.a of Amendment No. 1 to Letter Agreement shall be deleted and replaced with the following:

            "a.   DECISION TO CONVERT

            Buyer may at Buyer's option, elect to convert each of the Firm Aircraft #31-45 and each of the Option Aircraft to EMB-145 model EMB-140 LR aircraft (the "EMB-140 Aircraft") in groups of two (2) Aircraft ("Conversion Group"), provided that Buyer informs Embraer by means of a written notice ("Election Notice") no later than fifteen (15) months prior to the Contractual Delivery Date of the first Aircraft of each relevant Conversion Group, of its intention to exercise such conversion right. Buyer may elect to convert any number of Aircraft within each Conversion Group to EMB-140 Aircraft."

3.    [*]

      3.1.  [*]

      3.2.  [*]

4.    MISCELLANEOUS

      All other provisions of the Agreement, which have not been specifically amended or modified by this Amendment No. 6 shall remain valid in full force and effect without any change.


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IN WITNESS WHEREOF, Embraer and Buyer, by their duly authorized officers, have entered into and executed this Amendment No. 6 to be effective as of the date first written above.

EMBRAER - Empresa Brasileira de Aeronautica S.A.      Solitair Corp.

By /s/ Frederico Fleury Curado                        By /s/ Jay Maymudes
   ----------------------------                          -----------------
Name: Frederico Fleury Curado                         Name: Jay Maymudes
Title: E.V.P.--Airline Market                         Title: V.P.

By /s/ Flavio Rimoli
  ----------------------------
Name: Flavio Rimoli                                   Date: 10/22/01
Title: Director of Contracts                          Place: Greenwich, CT

Date:  10/22/01
Place: Sao Jose dos Campos, Brazil